UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 13, 2025, Aptera Motors Corp., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with New Circle Principal Investments LLC (the “Investor”), pursuant to which the Company has the right, but not the obligation, to issue and sell to the Investor, from time to time during the commitment period described below, up to an aggregate of $75,000,000 of the Company’s newly issued Class B common stock, par value $0.0001 per share (the “Common Stock” and such commitment, the “Total Commitment”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, from time to time during the commitment period to require New Circle to purchase Common Stock, and New Circle is obligated to purchase such Common Stock as the Company directs, subject to customary conditions, including the Company’s satisfaction of the conditions set forth in the Purchase Agreement and the effectiveness of a resale registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the resale by New Circle of the Common Stock to be issued under the Purchase Agreement. New Circle has no right to require the Company to sell any Common Stock to New Circle.

The per share purchase price will be calculated at the Company’s election based on either (i) 97% of the lowest daily volume weighted average price (“VWAP”) of the Company’s common stock during a three consecutive trading day period (the “Option 1 Pricing Period”), or (ii) 96% of the VWAP of the Company’s common stock during a single trading day or intraday period commencing at the open of trading and ending at 4:00 p.m. Eastern Time (the “Option 2 Pricing Period”); if a purchase notice selecting an Option 2 Pricing Period is delivered after 9:00 a.m. Eastern Time on a trading day, the Option 2 Pricing Period will commence at the open of trading on the immediately succeeding trading day, unless otherwise mutually agreed, in each case as more fully described in the Purchase Agreement. There are no upper limits on the price per share that New Circle must pay for the Common Stock. Actual sales of Common Stock to New Circle will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, and the Company’s capital needs and funding strategy.

Under the applicable rules of The Nasdaq Capital Market (“Nasdaq”), the Company may not issue to New Circle under the Purchase Agreement more than 19.99% of the outstanding Common Stock immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (a) the Company obtains stockholder approval to issue Common Stock in excess of the Exchange Cap in accordance with the applicable Nasdaq Rules, or (b) stockholder approval is not required pursuant to Nasdaq rules.

Moreover, the Company may not issue or sell any shares of its common stock to New Circle under the Purchase Agreement which, when aggregated with all other shares of the Company’s common stock then beneficially owned by New Circle and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in New Circle beneficially owning more than 4.99% of the outstanding shares of the Company’s common stock.

The net proceeds from sales, if any, under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its common stock to New Circle. The Company expects that any proceeds received by the Company from such sales to New Circle will be used for working capital and general corporate purposes.

New Circle has covenanted not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Company’s Class B common stock or hedging transaction which establishes a net short position with respect to the Company’s Class B common stock; provided, however, that New Circle may sell a number of shares of the Company’s Class B common stock equal to the number of shares that it is unconditionally obligated to purchase under a pending purchase notice, but has not yet received from the Company.

As consideration for New Circle’s commitment, the Company agreed to pay New Circle (i) a structuring fee of $25,000, (ii) a legal fee of $25,000 payable upon execution of the Purchase Agreement, and (iii) a commitment fee with an aggregate market value equal to $375,000 (the “Commitment Fee”), payable in Common Stock (the “Commitment Shares”) valued based on the closing price of the Common Stock on the date that the initial resale registration statement is declared effective by the SEC; provided, however, that the Company may, in its sole discretion, elect to pay any portion of the Commitment Fee in cash in lieu of issuing Commitment Shares, so long as such amount is paid on or prior to the day of filing of such resale registration statement.

In connection with the Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement, dated as of October 13, 2025 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file, within 30 calendar days after the date of the Registration Rights Agreement, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale by the Investor of the Common Stock issuable under the Purchase Agreement and the Commitment Shares, and to use reasonable best efforts to have such registration statement declared effective by the SEC within 45 days (or 60 days if reviewed by the SEC) after the filing deadline and to keep such registration statement effective, subject to customary grace and suspension periods, until the earlier of the sale of all registrable securities thereunder or the termination of the Purchase Agreement when New Circle holds no registrable securities.

The Purchase Agreement contains customary representations, warranties, covenants, conditions precedent to the delivery of purchase notices, limitations, and indemnification obligations of the parties, including customary limitations such as the Exchange Cap, the Ownership Limitation, and prohibitions on “Variable Rate Transactions” without New Circle’s prior written consent (subject to an exception for an “at-the-market” program).

The Purchase Agreement will automatically terminate upon the earliest of (i) the 36-month anniversary of the effective date of the initial Registration Statement, (ii) the date on which New Circle shall have made payment to the Company for Common Stock equal to the Total Commitment, or (iii) the date any statute, rule, regulation, executive order, decree, ruling or injunction is enacted, entered, promulgated, withdrawn or endorsed by any court or governmental authority of competent jurisdiction (including the SEC), the effect of which would prohibit any of the transactions contemplated by the Purchase Agreement. The Company may also terminate the Purchase Agreement at any time upon five trading days’ prior written notice to New Circle, provided that (A) there are no outstanding purchase notices under which Common Stock have yet to be issued, and (B) the Company has paid all amounts owed to New Circle pursuant to the Purchase Agreement. The parties may also terminate the Purchase Agreement by mutual written consent.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the form of each of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Stock to be issued to New Circle pursuant to the Purchase Agreement, including the Commitment Shares to the extent issued, will be issued and sold in reliance upon the exemptions from registration under the Securities Act, including Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On October 14, 2025, the Company issued a press release (the “Press Release”) announcing that the Company entered into the Purchase Agreement with New Circle. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of October 13, 2025, by and between Aptera Motors Corp. and New Circle Principal Investments LLC.
10.1	Share Purchase Agreement, dated as of October 13, 2025, by and between Aptera Motors Corp. and New Circle Principal Investments LLC.
99.1	Press Release dated October 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aptera Motors Corp.

Date:	October 14, 2025	By:	/s/Chris Anthony
		Name:	Chris Anthony
		Title:	Co-Chief Executive Officer